                                                                   EXHIBIT 99.10



If nominated or otherwise chosen to be a director of the Company, I hereby consent to being named in the Company's Registration Statement on Form S-1 as an individual who has agreed to serve in such capacity. If chosen to become an officer of the Company, I hereby consent to act as such.


                                            Signature  /s/ A. Carl von Sternberg
                                                      --------------------------
Dated:   December 23, 1997